Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Annual Report on Form 10-K of Transgenomic, Inc. for the period ended December 31, 2013, I, Mark P. Colonnese, Chief Financial Officer of Transgenomic, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Annual Report on Form 10-K of Transgenomic, Inc. for the period ended December 31, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Annual Report on Form 10-K of Transgenomic, Inc. for the period ended December 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of Transgenomic, Inc.

/s/ MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President and Chief Financial Officer

Date: March 27, 2014
A signed original of the certification required by Section 906 has been provided to Transgenomic, Inc. and will be retained by Transgenomic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.